Exhibit 99.1
Corporate Property Associates 17 — Global Incorporated
Supplemental Information
As of March 31, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 17 — Global Incorporated (“CPA®:17”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP financial measures, including funds from operations - as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited our Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA17GLOBAL.com

Corporate Property Associates 17 — Global Incorporated
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Net income attributable to CPA®:17 — Global shareholders	$6,123	$298
Depreciation, amortization, and other non-cash charges	2,320	1,240
Straight-line and other rent adjustments	(1,361)	(520)
AFFO adjustment to share of earnings from equity investments	638	351
AFFO adjustment to share of earnings of noncontrolling interests	(10)	(54)

AFFO	$7,710	$1,315

AFFO per share (a)	$0.10	$0.05

Weighted average shares outstanding	87,261,461	38,152,272

(a)	Numerator for AFFO per share calculation:

AFFO	$7,710	$1,315
Add: Issuance of shares to an affiliate in satisfaction of fees due	939	484

AFFO numerator in determination of AFFO per share	$8,649	$1,799

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 17 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Cash flow provided by operating activities – as reported	$15,330	$3,475
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	332	—
Distributions paid to noncontrolling interests, net (b)	(2,394)	(873)
Changes in working capital (c)	(4,121)	(89)

Adjusted cash flow from operating activities	$9,147	$2,513

Adjusted cash flow per share	$0.10	$0.07

Distributions declared per share	$0.1600	$0.1562

Payout ratio (distributions per share/adjusted cash flow per share)	160%	223%

Weighted average shares outstanding	87,261,461	38,152,272

(a)	To the extent we receive distributions in excess of equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the payment of certain liabilities and receipt of certain receivables in a period other than that in which the item is recognized, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. As we are still in our initial offering and investment stage, we also consider our expectations as to the yields that may be generated on existing investments and our acquisition pipeline when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of March 31, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of Total
Tenant/Lease Guarantor	Annualized Rent	Annualized Rent
The New York Times Company	$13,303	20%
Eroski Sociedad Cooperativa (a)	7,721	11%
Berry Plastics, LLC	5,965	9%
LifeTime Fitness, Inc.	5,771	8%
Angelica Textile Services, Inc.	5,198	8%
US Oncology, Inc.	3,624	5%
Tesco Global Aruhazak Zrt. (a)	3,323	5%
Kronos Products, Inc.	3,100	5%
Actebis Peacock GmbH (a)	2,833	4%
Frontier Spinning Mills, Inc.	2,754	4%

Total	$53,592	79%

Weighted Average Lease Term for Portfolio: 17.3 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of March 31, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$23,099	34%
Midwest	14,905	22%
West	6,214	9%
South	4,620	7%

U.S. Total	48,838	72%

International
Spain	7,721	11%
Germany	4,684	7%
Hungary	3,323	5%
United Kingdom	2,050	3%
Poland	1,123	2%

International Total	18,901	28%

Total	$67,739	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Office	$23,430	35%
Industrial	22,617	33%
Retail	14,616	21%
Warehouse/Distribution	4,634	7%
Other — Education	2,442	4%

Total	$67,739	100%

Portfolio Diversification by Property Type

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of March 31, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Media: Printing and Publishing	$13,303	20%
Retail Trade	12,167	18%
Textiles, Leather, and Apparel	7,952	12%
Healthcare, Education and Childcare	6,065	9%
Chemicals, Plastics, Rubber, and Glass	5,965	9%
Leisure, Amusement, Entertainment	5,771	8%
Electronics	5,396	8%
Machinery	3,883	6%
Beverages, Food, and Tobacco	3,100	4%
Transportation — Personal	2,050	3%
Automobile	1,852	3%
Mining, Metals, and Primary Metal Industries	235	0%

Total	$67,739	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.